Exhibit (q)(6)

                                POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Large-Cap Growth Portfolio and Small-Cap Portfolio, each a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

       Signature                       Title                         Date


/s/ James B. Hawkes         President, Principal Executive     December 10, 2001
-------------------------        Officer and Trustee
James B. Hawkes


/s/ James L. O'Connor       Treasurer and Principal Financial  December 10, 2001
-------------------------        and Accounting Officer
James L. O'Connor


/s/ Jessica M. Bibliowicz                 Trustee              December 10, 2001
-------------------------
Jessica M. Bibliowicz


/s/ Donald R. Dwight                      Trustee              December 10, 2001
-------------------------
Donald R. Dwight


/s/ Samuel L. Hayes, III                  Trustee              December 10, 2001
-------------------------
Samuel L. Hayes, III


/s/ Norton H. Reamer                      Trustee              December 10, 2001
-------------------------
Norton H. Reamer


/s/ Lynn A. Stout                         Trustee              December 10, 2001
-------------------------
Lynn A. Stout


/s/ Jack L. Treynor                       Trustee              December 10, 2001
-------------------------
Jack L. Treynor